UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2018

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Third Floor, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02            Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 12, 2018, Kathy A. Raffa was appointed to fill a newly created vacancy on the Board of Directors of Eagle Bancorp, Inc. (the “Company”).  Ms. Raffa has served as a director of EagleBank, the Company’s wholly owned subsidiary, since March 2015. Ms. Raffa is expected to serve as a member of the Company’s Audit Committee, and will continue to serve on EagleBank’s Directors’ Loan Committee and Information Technology Committee.

Ms. Raffa, 59, is an the President of Raffa, PC, based in Washington, DC. Ms. Raffa is a leader of this woman-owned accounting, consulting and technology firm, in which 12 of the 19 partners are women. She oversees client services for a wide range of nonprofit entities, and serves as an audit partner. She also leads a variety of aspects of the firm’s internal operations and business development. Prior to Raffa, PC, she spent the first 10 years of her career at Coopers & Lybrand (now PricewaterhouseCoopers). She has a CPA certificate from the District of Columbia and Maryland, and is a member of the American Institute of Certified Public Accountants. She currently serves as a trustee on several boards, including Trinity Washington University (where she chairs the Finance Committee and previously chaired the Audit Committee), the advisory board of Levine Music (where she was formerly the Board Chair), and the Federal City Council. Ms. Raffa holds a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania.

There are no arrangements or understandings between Ms. Raffa and any other person pursuant to which she was selected as director.  Ms. Raffa and her related persons from time to time have may have banking transactions (potentially including loan and deposit transactions) with EagleBank.  Such transactions will be in the ordinary course of business, on substantially the same terms, including interest rates, maturities and collateral requirements, as those prevailing at the time for comparable transactions with non-affiliated persons and do not involve more than the normal risk of collectability or present other unfavorable features.  Other than eligibility for fees (including grants of awards under the Company’s equity compensation plan) for service as a member of the Company and EagleBank Boards of Directors, as described in the Company’s proxy materials for the Annual Meeting of Shareholders held on May 18, 2017 (and as subject to periodic adjustment), Ms. Raffa is not a party to any material plan, contract or arrangement entered into or materially amended in connection her appointment to the Board of Directors of the Company.

Item 9.01.                                        Financial Statements and Exhibits

(d)  Exhibits.

99.1                         Press Release dated February 16, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: February 16, 2018